As filed with the Securities and Exchange Commission on October 9, 2025

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1514270
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Capstone Green Energy Holdings, Inc.
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

(Address, including zip code and telephone number, including area code, of principal executive offices)

Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan
(Full Title of the Plans)

Vincent Canino
Chief Executive Officer
16640 Stagg Street
Van Nuys, California 91406

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark D. Wood
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, IL 60661
(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ◻	Smaller reporting company ⌧
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the above-named plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Capstone Green Energy Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 1,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable under the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”), which increase in shares was approved by the Registrant’s stockholders at its Annual Meeting of Stockholders on August 12, 2025.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission” or “SEC”) on April 8, 2025 (File No. 333-286433) is hereby incorporated by reference into this Registration Statement on Form S-8 (except to the extent expressly superseded herein).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the Commission on June 27, 2025;

(b)	The Registrant’s definitive Proxy Statement on Schedule 14A relating to the 2025 Annual Meeting of Stockholders filed with the Commission on July 2, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2025);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the Commission on August 8, 2025;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on June 16, 2025, June 23, 2025, August 8, 2025 and August 14, 2025 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this Registration Statement); and

(e)	The descriptions of the Registrant’s Common Stock incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the Commission on June 27, 2025.

The Registrant also incorporates by reference into this Registration Statement all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that it files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this Registration Statement or in the documents incorporated by reference is accurate as of any date other than the date of this Registration Statement or those documents.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Capstone Green Energy Holdings, Inc. (a)
4.2	Amended and Restated Bylaws of Capstone Green Energy Holdings, Inc. (a)
5.1*	Opinion of Katten Muchin Rosenman LLP.
23.1*	Consent of CBIZ CPAs PC, independent registered public accounting firm for the year ended March 31, 2025.
23.2*	Consent of Marcum LLP, independent registered public accounting firm for the year ended March 31, 2024.
23.3*	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1).
24.1	Power of attorney (included on signature page).
99.1	Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan, as amended.
107*	Filing Fee Table.

*Filed herewith.

(a)	Incorporated by reference to Capstone Green Energy Holdings, Inc.’s Current Report on Form 8-K12G3 filed on December 11, 2023 (File No. 001-15957).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California, on October 9, 2025.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

By:	/s/ Vince J. Canino
Vincent Canino
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ John Juric
John Juric
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Vincent Canino and John Juric as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Vince J. Canino	President, Chief Executive Officer and Director	October 9, 2025
Vincent Canino	(Principal Executive Officer)

/s/ John Juric	Chief Financial Officer	October 9, 2025
John Juric	(Principal Financial Officer)

/s/ Candice Graves	Chief Accounting Officer	October 9, 2025
Candice Graves	(Principal Accounting Officer)

/s/ Robert C. Flexon	Chair of the Board of Directors	October 9, 2025
Robert C. Flexon

/s/ John P. Miller	Director	October 9, 2025
John P. Miller

/s/ Ping Fu	Director	October 9, 2025
Ping Fu

/s/ Robert F. Powelson	Director	October 9, 2025
Robert F. Powelson

/s/ Denise Wilson	Director	October 9, 2025
Denise Wilson
/s/ Christopher J. Close	Director	October 9, 2025
Christopher J. Close
/s/ Robert F. Beard	Director	October 9, 2025
Robert F. Beard